Please see attached Press Release for information regarding the Jardine Fleming China Region Fund, Inc.'s announcement of the shareholders' decision to re-elect Alexander Hamilton and Lord Cromer as Class I directors of the Fund. The Fund also submitted a proposed Plan of Liquidation and Dissolution to the stockholders, which did not receive the approval of a majority of the Fund's outstanding shares as required under Maryland law.

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           JARDINE FLEMING CHINA REGION FUND, INC.
      Jardine Fleming China Region Fund, Inc. Announces
               Results of Vote on Liquidation

         JARDINE FLEMING CHINA REGION FUND ANNOUNCES
               RESULTS OF VOTE ON LIQUIDATION

NEW YORK, May 8, 2003 - At the Annual General Meeting of the Jardine Fleming China Region Fund, Inc. (the "Fund") in New York, shareholders voted to re-elect Alexander Hamilton and Lord Cromer as Class I directors of the Fund. The Fund also submitted a proposed Plan of Liquidation and Dissolution to the stockholders, which did not receive the approval of a majority of the Fund's outstanding shares as required under Maryland law. As a result, the Fund will continue to operate as an investment company and to pursue its investment policy. The Board intends to continue to consider what steps, if any, to take in the best interests of the Fund and its stockholders in order to address the discount to net asset value of the Fund.

Jardine Fleming China Region Fund, Inc. is a closed-end, non-diversified management investment company that invests primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan, and Macau.

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                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JARDINE FLEMING CHINA REGION FUND, INC.

/s/Lisa M. King
Lisa M. King, Assistant Secretary

Date:  May 8, 2003